                      Securities and Exchange Commission
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(A)
                    of the Securities Exchange Act of 1934

                          Filed by the Registrant [_]
                Filed by a Party other than the Registrant [X]

                          Check the appropriate box:
                        [_] Preliminary Proxy Statement
                        [_] Definitive Proxy Statement
                      [X] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Circon Corporation
                              ------------------
               (Name of Registrant as Specified in its Charter)

                      United States Surgical Corporation
                      ----------------------------------
                    (Name of Person Filing Proxy Statement)

                                ---------------

Payment of Filing Fee (Check the appropriate box):

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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[_]  Fee previously paid with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



        [LETTERHEAD OF UNITED STATES SURGICAL CORPORATION APPEARS HERE]



   WHEN DOES IT END, WHEN WILL MR. AUHLL AND HIS BOARD STOP IGNORING CIRCON'S
                                 SHAREHOLDERS?

                                                             September 22, 1997

Dear Fellow Circon Shareholders:

  We would like to bring to your attention information contained in Circon's proxy material that we believe sums up exactly what we have been saying during the last 13 months about Mr. Auhll and his Board of Directors--THAT HE AND THE BOARD CANNOT BE TRUSTED AND THAT THEY ARE PUTTING THEIR INTERESTS BEFORE YOURS.

  This is what the Circon Board has to say:

  IF UNITED STATES SURGICAL CORPORATION'S NOMINEES FOR
  DIRECTORS ARE ELECTED AND, AS A RESULT, MR. AUHLL IS NOT
            ---                                        ---
  REELECTED AS A DIRECTOR, CIRCON'S BOARD MAY CONSIDER
  ALTERNATIVE STRATEGIES THAT PERMIT MR. AUHLL TO REMAIN ON
                                                  ------
  THE BOARD.

  WE INTERPRET THIS TO MEAN, "HEADS" HE WINS, AND "TAILS" YOU LOSE. THIS IS
                                     -------              --------
PREPOSTEROUS, UNDEMOCRATIC, AND CERTAINLY NOT IN THE BEST INTEREST OF CIRCON'S SHAREHOLDERS.

  Stop Auhll and his Board from depriving you of an opportunity to maximize the value of your Circon shares. Demand that they stop ignoring the wishes of Circon's shareholders to sell the Company to the highest bidder.

  There are only 14 days left before the October 6th Circon Annual Meeting. We urge you to vote on the enclosed United States Surgical BLUE Proxy Card FOR our Director Nominees and FOR the Maximize Value Resolution.

  Thank you for your continued support.

                                  On behalf of the board,

                                  /s/ Leon C. Hirsch
                                  Leon C. Hirsch, Chairman
                                  United States Surgical Corporation

                                     (Over)

                                   IMPORTANT

    Your vote is important, no matter how many or how few Circon shares you own. U.S. Surgical urges you to mark, sign, date and return the enclosed BLUE proxy card to vote FOR the election of the U.S. Surgical nominees and FOR the approval of the Maximize Value Resolution.

    If your Circon shares are registered in your own name, please mark, sign and date the enclosed BLUE proxy card. Return the proxy card to U.S. Surgical, c/o Kissel-Blake Inc. in the enclosed envelope in time to be voted at the Annual Meeting. If any of your Circon shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such Circon shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

    Remember--even if you have already tendered your Circon shares in U.S. Surgical's Offer, you must vote your Circon shares on the enclosed BLUE proxy card to support U.S. Surgical's nominees and the Maximize Value Resolution.

    If you already voted a white proxy card but wish to support the U.S. Surgical nominees and Maximize Value Resolution, please sign, date and mail the enclosed BLUE proxy card in the postage paid envelope since only the latest dated proxy is valid.

    For additional information please review the Proxy Statement of U.S. Surgical dated August 11, 1997.

    If you have any questions or require assistance voting your Circon shares, please call our proxy solicitors:

                               KISSEL-BLAKE INC.
                                110 Wall Street
                               New York, NY 10005
                         Call Toll Free (800) 554-7733
                 Brokers and Banks, please call (212) 344-6733